SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:
[   ]	Preliminary Proxy Statement
[ X ]	Definitive Proxy Statement
[   ]	Definitive Additional Materials
[   ]	Soliciting Material Pursuant to Sec. 240.14a-11(c) or
Sec. 240.14a-12

	TRAVELERS SERIES  FUND INC.
	(Name of Registrant as Specified In Its Charter)

	BARBARA J. ALLEN
	(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]	No Fee Required
[   ]	Fee computed on table below per Exchange Act Rules
14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction
applies:

2)	Aggregate number of securities to which transaction
applies:

3)	Per unit price or other underlying value of transaction
computed pursuant to Exchange Act Rule 0-11:

4)	Proposed maximum aggregate value of transaction:

Set forth the amount on which the filing fee is calculated and state how it was determined.


[   ]	Check box if any part of the fee is offset as provided
by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

                      A SPECIAL NOTICE TO SHAREHOLDERS OF
                          TRAVELERS SERIES FUND INC.
                 SALOMON BROTHERS GLOBAL HIGH YIELD PORTFOLIO
         (Formerly Known as INVESCO Global Strategic Income Portfolio)

Dear Shareholder:

  I am writing to inform you about some important changes that have been approved by the Board of Directors of the Travelers Series Fund Inc. (the "Company") regarding the management of the Salomon Brothers Global High Yield Portfolio, formerly known as the INVESCO Global Strategic Income Portfolio, (the "Portfolio").

  INVESCO, Inc. ("INVESCO") served as subadviser to the Portfolio from May 29, 1998 through June 30, 2000 pursuant to a sub-advisory agreement (the "Prior Agreement") approved by the shareholders of the Portfolio on May 20, 1998 and executed on May 29, 1998. On June 23, 1999, the Board of Directors of the Company, including a majority of the directors who are not interested persons of the Portfolio, Travelers Investment Adviser Inc. ("TIA") or INVESCO (the "Independent Directors"), voted to continue the Prior Agreement for an additional year until June 2000.

  On or about June 9, 2000, INVESCO notified TIA that the Portfolio's manager at INVESCO was leaving the firm with his management team and therefore INVESCO no longer had the capability to manage the Portfolio. Because of this and other important considerations, the Board of Directors of the Company, including a majority of the Independent Directors, voted to appoint Salomon Brothers Asset Management Inc. ("SaBAM") as the Portfolio's interim subadviser for a period of up to 120 days. In addition, the Directors approved, and are today presenting to shareholders, a proposal that SaBAM continue as the Portfolio's subadviser after the interim period pursuant to a new sub-advisory agreement that would run for two years from the date of shareholder approval and from year to year thereafter. INVESCO, the Portfolio's previous subadviser is no longer associated with the Portfolio. Peter Wilby, a Managing Director of SaBAM, has been designated to serve as the Portfolio's interim portfolio manager, effective July 7, 2000.

  A shareholder meeting regarding the proposed change in the Portfolio's subadviser is scheduled to take place on September 25, 2000. I ask that you take a few moments to review the accompanying proxy materials carefully. If you do not plan to attend the shareholder meeting, please complete the proxy card and return it as soon as possible in the postage-paid envelope.

  The Portfolio will continue to be managed to achieve its stated objective of high current income and, secondarily, capital appreciation.

  Thank you for taking the time to read this letter and the accompanying proxy statement. We look forward to helping you pursue your financial goals in the years ahead.

                                          Sincerely,

                                          /s/ Heath B. McLendon
                                          Heath B. McLendon
                                          Chairman of the Board of Directors

August 25, 2000

                          TRAVELERS SERIES FUND INC.
                 Salomon Brothers Global High Yield Portfolio
         (Formerly Known as INVESCO Global Strategic Income Portfolio)
                             388 Greenwich Street,
                           New York, New York 10013

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                            ----------------------

                       To Be Held On September 25, 2000

                            ----------------------

To the Shareholders:

  A special meeting of shareholders (the "Special Meeting") of the Salomon Brothers Global High Yield Portfolio, formerly known as the INVESCO Global Strategic Income Portfolio (the "Portfolio"), of the Travelers Series Fund Inc. (the "Company") will be held on September 25, 2000 at 11:00 a.m. Eastern time at 7 World Trade Center, 42nd Floor, Conference Room B, New York,
New York, for the following purposes:

    (1) To approve or disapprove a new Sub-Advisory Agreement among the Portfolio, Travelers Investment Adviser Inc. and Salomon Brothers Asset Management Inc.; and

    (2) To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

  Shareholders of record at the close of business on July 31, 2000 are entitled to notice of and to vote at the Special Meeting and any adjournments thereof. If you attend the Special Meeting, you may vote your shares in person. If you do not expect to attend the Special Meeting, please fill in, date, sign and return the proxy in the enclosed envelope that requires no postage if mailed in the United States.

  Your vote is important and your participation in the governance of the Portfolio does make a difference.

  The proposals have been unanimously approved by the Company's Board of Directors, who recommend you vote "FOR" the proposals. Your immediate response will help save on the costs of additional solicitations. We look forward to your participation.

                                          By Order of the Board of Directors

                                          Christina T. Sydor,
                                          Secretary

August 25, 2000

  THE PORTFOLIO WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS MOST RECENT ANNUAL REPORT AND MOST RECENT SEMI-ANNUAL REPORT SUCCEEDING THE ANNUAL REPORT, IF ANY, TO A SHAREHOLDER OF THE PORTFOLIO UPON REQUEST. ANY SUCH REQUEST SHOULD BE MADE BY CALLING (800) 842-8573 OR BY WRITING TO THE SECRETARY OF THE PORTFOLIO AT 388 GREENWICH STREET, NEW YORK, NEW YORK 10013.

  SHAREHOLDERS OF THE PORTFOLIO ARE INVITED TO ATTEND THE MEETING IN PERSON. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN THE PROXY CARD, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

  IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK THAT YOU MAIL YOUR PROXY PROMPTLY.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU CAST YOUR VOTE:

                FOR APPROVAL OF THE NEW SUB-ADVISORY AGREEMENT

                            YOUR VOTE IS IMPORTANT.

                    PLEASE RETURN YOUR PROXY CARD PROMPTLY
                      NO MATTER HOW MANY SHARES YOU OWN.

                     INSTRUCTIONS FOR SIGNING PROXY CARDS

  The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

  1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

  2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

  3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

   Registration                       Valid Signature
   Corporate Accounts
   (1) ABC Corp.                      ABC Corp.
   (2) ABC Corp.                      John Doe, Treasurer
   (3) ABC Corp.
       c/o John Doe, Treasurer        John Doe
   (4) ABC Corp. Profit Sharing Plan  John Doe, Trustee
   Trust Accounts
   (1) ABC Trust                      Jane B. Doe, Trustee
   (2) Jane B. Doe, Trustee
       u/t/d 12/28/78                 Jane B. Doe
   Custodial or Estate Accounts
   (1) John B. Smith, Cust.
       f/b/o John B. Smith, Jr. UGMA  John B. Smith
   (2) Estate of John B. Smith        John B. Smith Jr., Executor

                          TRAVELERS SERIES FUND INC.
                 Salomon Brothers Global High Yield Portfolio
         (Formerly known as INVESCO Global Strategic Income Portfolio)
                388 Greenwich Street, New York, New York 10013

                            ----------------------

                                PROXY STATEMENT

                            ----------------------

                        SPECIAL MEETING OF SHAREHOLDERS
                       To Be Held On September 25, 2000

General

  The accompanying proxy is solicited by the Board of Directors of Travelers Series Fund Inc. (the "Company") on behalf of the Salomon Brothers Global High Yield Portfolio, formerly known as the INVESCO Global Strategic Income Portfolio (the "Portfolio"), in connection with the meeting of shareholders of the Portfolio to be held at the offices of Travelers Investment Adviser, Inc. ("TIA" or the "Manager"), 7 World Trade Center, 42nd Floor, Conference Room B, New York, New York 10048 at 11:00 a.m. Eastern time on September 25, 2000 (the
 "Special Meeting").

  The proposals to be presented at the Special Meeting are as follows:

    (1) To approve a new Sub-Advisory Agreement with Salomon Brothers Asset Management Inc. ("SaBAM"); and

    (2) To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on July 31, 2000 as the record date (the "Record Date") for the determination of holders of shares of the Portfolio entitled to notice of and to vote at the Special Meeting (the "Shares"). Shareholders of the Portfolio on the Record Date will be entitled to one vote per share with respect to the proposal submitted to the Shareholders of the Portfolio, with no share having cumulative voting rights.

  As of the close of business on the Record Date, 2,134,431.897 shares of the Portfolio were issued and outstanding. As of the Record Date, to the best knowledge of the Board and the Portfolio, no single shareholder or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934) owned beneficially or of record more than 5% of the outstanding shares of the Portfolio. As of the Record Date, the officers and Directors of the Company beneficially owned less than 1% of the shares of the Portfolio.

  The Notice of Special Meeting, this Proxy Statement and the proxy card are first being mailed to shareholders on or about August 25, 2000 or as soon as practicable thereafter.

Voting

  The favorable vote of the holders of a "majority of the outstanding voting securities" of the Portfolio, as defined in the Investment Company Act of 1940, as amended (the "1940 Act") is required to approve the Portfolio's new Sub-Advisory Agreement (Proposal 1). The 1940 Act defines a "majority of the outstanding voting securities" of the Portfolio to mean the lesser of (a) the vote of holders of 67% or more of the shares of Common Stock of the Portfolio present in person or by proxy at the Meeting, if the holders of more than 50% of the outstanding Common Stock of the Portfolio are present in person or by proxy, or (b) the vote of the holders of more than 50% of the outstanding Common Stock of the Portfolio.

  All properly executed proxies received prior to the Special Meeting will be voted at the Special Meeting in accordance with the instructions marked thereon. Only owners of variable annuity contracts issued by The Travelers Insurance Company and its subsidiary, Travelers Life and Annuity Company (collectively "Travelers Insurance"), that were invested in the Portfolio as of the close of business on the Record Date are considered "shareholders of record" and are entitled to notice of and to vote at the Special Meeting. Each share of stock is entitled to one vote for each proposal.

  Travelers Insurance is the sole legal shareholder of the Portfolio, since the Portfolio technically offers its shares only for purchase by Travelers Insurance's separate accounts on behalf of its variable contracts. Nevertheless, with respect to the Special Meeting, Travelers Insurance will solicit and accept timely voting instructions from its contract owners who own units in a Travelers Insurance separate account that correspond to shares in the Portfolio and vote them in accordance with such instructions. Travelers Insurance will vote all Portfolio shares related to the variable contracts for which it has not received timely voting instructions in the same proportion as the shares for which it has received timely instructions. In addition, Travelers Insurance will vote the shares for which it has voting rights in the same proportion as the votes for which they have received proper instructions.

  Proxies received prior to the Special Meeting on which no vote is indicated will be voted "for" the proposal. For purposes of determining the presence of a quorum for transacting business at the Special Meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted. A majority of the outstanding Shares entitled to vote on the proposal must be present in person or by proxy to have a quorum to conduct business at the Special Meeting.

  Any proxy may be revoked at any time prior to exercise thereof by giving written notice to the Secretary of the Company at the address indicated above or by voting in person at the Special Meeting.

  The Company knows of no business other than that mentioned in Proposal 1 of the Notice that will be presented for consideration at the Special Meeting. If any other matters are properly presented, it is the intention of the persons named on the enclosed proxy to vote proxies in accordance with their best judgment. If a quorum is not present or represented by proxy at the Special Meeting, a majority of shareholders entitled to vote at the Special Meeting present in person or represented by proxy may adjourn the Special Meeting. In the event a quorum is present at the Special Meeting but sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies provided they determine that such an adjournment and additional solicitation is reasonable and in the interest of shareholders based on a consideration of all relevant factors, including the nature of the relevant proposal, the percentage of votes then cast, the percentage of negative votes then cast, the nature of the proposed solicitation activities and the nature of the reasons for such further solicitation.

                                  PROPOSAL 1:
   APPROVAL OF NEW SUB-ADVISORY AGREEMENT AMONG THE PORTFOLIO, TIA AND SABAM

Introduction

  The Board of Directors of the Company is proposing that shareholders approve a new Sub-Advisory Agreement (the "New Agreement") to be entered into among the Company (on behalf of the Portfolio), TIA and SaBAM. SaBAM, located at 7 World Trade Center, New York, NY 10048, is a wholly owned subsidiary of Citigroup Inc. ("Citigroup"), which is located at 153 E. 53rd Street, New York, NY 10028. The Portfolio's manager, TIA, is an indirect wholly owned subsidiary of Citigroup. The New Agreement has no material changes in its terms, conditions or fees. In addition, there are no material changes in the way the Portfolio is managed, advised or operated.

  SaBAM is registered as an investment adviser with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended, and is headquartered in New York. As of June 30, 2000, SaBAM had approximately $27 billion in assets under management.

  At a meeting of the Board of Directors of the Company held on June 28, 2000, the Board approved the New Agreement subject to shareholder approval. The Directors also approved an interim sub-advisory agreement (the "Interim Agreement") appointing SaBAM as an interim subadviser, and accepted the resignation of INVESCO, Inc. ("INVESCO"), the Portfolio's former subadviser (the "Prior Subadviser") and the subsequent termination of its sub-advisory agreement (the "Prior Agreement"). The Interim Agreement commenced on July 7, 2000 and will terminate on the earlier of 120 days or the receipt of shareholder approval of the New Agreement. If the 120 days expire without shareholder approval of the New Agreement, TIA, the Portfolio's manager, would manage the Portfolio without the assistance of a subadviser while the Board of Directors determines if additional action would be appropriate. Both the Interim Agreement and the New Agreement obligate SaBAM to provide services identical to the Prior Agreement.

  A form of the New Agreement is attached hereto as Exhibit A and is substantially similar to the Prior Agreement.

Board of Directors Evaluation

  INVESCO served as subadviser to the Portfolio from May 29, 1998 through June 30, 2000 pursuant to the Prior Agreement approved by the shareholders of the Portfolio on May 20, 1998 and executed on May 29, 1998. On June 23, 1999, the Board of Directors of the Company, including a majority of the directors who are not interested persons of the Portfolio, TIA or INVESCO (the "Independent Directors"), voted to continue the Prior Agreement for an additional year until June 2000.

  On or about June 9, 2000, INVESCO notified TIA that Cheng-Hock Lau, the Portfolio's manager at INVESCO was leaving the firm with his management team and therefore INVESCO no longer had the capability to manage the Portfolio. At a meeting held on June 28, 2000, the Board of Directors of the Company, including a majority of the Independent Directors, approved the Interim Agreement with SaBAM described above. The Interim Agreement has no affect on the current management agreement between the Company and TIA with respect to the Portfolio.

  At the June 28, 2000 Board meeting, representatives of TIA and SaBAM met in person with the Board of Directors (including the Independent Directors) and described the general terms of the Interim and New Agreements, the anticipated benefits for the Portfolio and SaBAM's proposed services to the Portfolio. During the course of their deliberations, the Directors (including the Independent Directors) considered a variety of factors, including: (i) the nature, quality and extent of services that the Prior Subadviser had provided and that SaBAM would provide to the Portfolio; (ii) the quality of investment personnel of SaBAM; (iii) the financial resources and management style of SaBAM; (iv) the investment record of SaBAM in managing similar asset classes;
(v) the experience of SaBAM in the area of global fixed-income and (vi) other information to assure that SaBAM could furnish high quality services to the Portfolio. The Independent Directors also met separately to review the information provided by TIA and SaBAM representatives and were assisted in this review by their independent legal counsel.

  After consideration of the foregoing factors, the Directors (including the Independent Directors) approved both the Interim and New Agreements for the Portfolio.

Description of Salomon Brothers Asset Management Inc.

  SaBAM provides discretionary and non-discretionary portfolio management services to a wide variety of individual and institutional accounts, including, but not limited to, banks or thrift institutions, retirement plans, pension and profit-sharing trusts, estates, charitable organizations, corporations, and other business entities, registered investment companies and unregistered domestic and offshore funds. As of June 30, 2000, SaBAM had approximately $27 billion in assets under management.

  SaBAM was organized as a Delaware corporation in 1987. Its principal business address is 7 World Trade Center, New York, New York 10048. SaBAM is an indirect wholly-owned subsidiary of Salomon Smith Barney Holdings Inc. ("SSBH"), which is also located at 7 World Trade Center, New York, New York 10048. SSBH is a wholly-owned subsidiary of Citigroup, which is located at 1 Citicorp Center, 153 East 53rd Street, New York, New York 10028.

  SaBAM serves as investment adviser to other investment companies with investment objectives similar to those of the Portfolio. SaBAM has waived, reduced or otherwise agreed to reduce its compensation under advisory contracts with certain open-end funds. The table below indicates the name, size and advisory fee of each of these funds.

Fund                      Net Assets as of 3/31/00 Contractual Advisory
----                            ($ millions)                Fees
                          ------------------------ --------------------
Open-End Funds
Smith Barney High Yield
  Fund..................           $512.8                 0.75%
Smith Barney Strategic
  Bond Fund.............           107.6                  0.75%
Closed-End Funds
Smith Barney High Income
  Fund..................            57.4                  0.70%
Smith Barney High Income
  Fund II...............           807.6                  1.00%
Variable Series Funds
Variable Strategic Bond
  Fund..................            17.9                  0.70%
Variable High Yield Bond
  Fund..................             8.6                  0.75%

  In placing orders, SaBAM seeks to obtain best execution taking into account factors such as the general execution and operational facilities of the broker or dealer, the type and size of the transaction involved, the creditworthiness of the broker or dealer, the stability of the broker or dealer, execution and settlement capabilities, time required to negotiate and execute the trade, research services and SaBAM's arrangements relating thereto (as described below), overall performance and the broker's commissions and dealer's spread or mark-up. While SaBAM generally seeks the best price in placing its orders, an account may not necessarily be paying the lowest price available. Notwithstanding the above, SaBAM may, in compliance with Section 28(e) of the Securities Exchange Act of 1934, select brokers who charge a commission in excess of that charged by other brokers, if SaBAM determines in good faith that the commission to be charged is reasonable in relation to the brokerage and research services provided to SaBAM by such broker. SaBAM may also have arrangements with brokers pursuant to which brokers provide research services to SaBAM in exchange for a certain volume of brokerage transactions to be executed through such broker.

  The names, titles and principal occupations of the current directors and executive officers of SaBAM are set forth below. Except as indicated, the business address of each individual is 7 World Trade Center, New York, New York 10048.

  Peter Carman. The principal occupation of Mr. Carman is to serve as Global Investment Officer of SaBAM.

  Virgil H. Cumming. The principal occupation of Mr. Cumming is to serve as a Director and Chief Investment Officer of SaBAM.

  Ross S. Margolies. The principal occupation of Mr. Margolies is to serve as a Director of SaBAM and Salomon Brothers Inc. ("Salomon Brothers").

  Peter J. Wilby. The principal occupation of Mr. Wilby is to serve as a Director of SaBAM and Salomon Brothers.

  Wendy Murdock. The principal occupation of Ms. Murdock is to serve as a Director of SaBAM.

  Heath B. McLendon (Chairman of the Board of Directors). The principal occupation of Mr. McLendon is to serve as Chairman or Co-Chairman of investment companies managed by affiliates of Citigroup; Managing Director of SaBAM; Director and Chairman of TIA; and Director of The Travelers Investment Management Company.

  Jeffrey S. Scott. The principal occupation of Mr. Scott is to serve as Chief Compliance Officer of SaBAM.

  Michael F. Rosenbaum. The principal occupation of Mr. Rosenbaum is to serve as Chief Legal Officer of SaBAM, Salomon Brothers Asset Management Limited and Salomon Brothers Asset Management Asia Pacific Limited; Managing Director of Salomon Smith Barney Inc. ("Salomon Smith Barney"); Corporate Secretary of The Travelers Investment Management Company; and Chief Legal Officer to Travelers Group Inc.

  With the exception of Heath B. McLendon, no other officers or Directors of the Company are officers, directors or employees of SaBAM.

Description of Portfolio Management Team

  As of July 7, 2000, the senior portfolio manager of the Portfolio is Peter J. Wilby, Managing Director of SaBAM. A team of investment professionals currently assists Mr. Wilby in the management of the Portfolio. If the shareholders approve the New Agreement, Mr. Wilby and his team will continue to manage the Portfolio in accordance with its investment objective. The following provides a brief summary of the business experience and educational background of the SaBAM investment professionals who will be involved in the day-to-day management of the Portfolio:

  Peter J. Wilby, CFA (17 years of experience). Mr. Wilby is a Managing Director and a member of SaBAM's Investment Policy Committee. He is also a member of SSB Citi Asset Management's Executive Committee. Mr. Wilby joined SaBAM in September 1989 and is the senior portfolio manager responsible for directing investment policy and strategy for all SaBAM emerging markets debt and high yield fixed income portfolios. Prior to 1989, he worked as a fixed income portfolio manager for Prudential Investment Co. specializing in high yield debt securities and was the Director of the credit research unit responsible for all corporate and sovereign credit research. Mr. Wilby is a Chartered Financial Analyst, a member of the Council on Foreign Relations and received his BA and MBA in Accounting from Pace University.

  Thomas Flanagan (13 years of experience). Mr. Flanagan is a Director of SaBAM. He joined SaBAM in July 1991. Mr. Flanagan received a BA in Chemistry from Holy Cross College and an MBA in Finance from the Amos Tuck School of Business at Dartmouth University. Prior to 1991, Mr. Flanagan was a Director at Merrill Lynch & Co.

  Beth A. Semmel (18 years of experience). Ms. Semmel is a Managing Director and a member of SaBAM's Investment Policy Committee. She joined SaBAM in May 1993 and is a portfolio manager, senior analyst evaluating high yield securities and trader for all of SaBAM's high yield portfolios. She is also responsible for covering consumer-related industries. Prior to 1993, Ms. Semmel was a high yield bond analyst for Morgan Stanley Asset Management and an equity analyst for Kidder Peabody. She is a Chartered Financial Analyst and a member of the New York City Society of Security Analysts. Ms. Semmel received a BA in Math and Computer Science from Colgate University.

  Roger M. Lavan (10 years of experience). Mr. Lavan is a Director of SaBAM. He joined SaBAM in January of 1996 and is a Chartered Financial Analyst. Mr. Lavan received a BS in Finance from the State University of New York at Geneseo and an MBA in Finance from Fordham University.

Description of the Prior Agreement

  Under the Prior Agreement, subject to the oversight and review of TIA and the Board of Directors, the Prior Subadviser managed the investment and reinvestment of the assets of the Portfolio. Specifically, the Prior Subadviser determined the investments to be purchased or sold, employed professional portfolio managers and securities analysts who provided research services to the Portfolio, provided TIA with records concerning its activities which TIA or the Company was required to maintain and rendered regular reports to TIA and to officers and directors of the Company.

  In return for the services provided, TIA paid the Prior Subadviser an annualized advisory fee equal to 0.375% of the average daily net assets of the Portfolio which accrued daily and was paid monthly. For the fiscal year ended October 31, 1999, the Prior Subadviser was paid an aggregate fee of $97,310.00. The management agreement between the Portfolio and the Manager provides for a monthly fee to the Manager computed at an annual rate of 0.80% of the Portfolio's average daily net assets. The aggregate management fee paid by the Portfolio for the fiscal year ended October 31, 1999 was $110,284.00.

  Under the Prior Agreement, the Prior Subadviser was responsible for all expenses incurred by it in the performance of its duties, which did not include expenses of the Portfolio, such as brokerage fees and commissions. The Prior Agreement also provided that in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of the obligations or duties thereunder on the part of the Prior Subadviser, the Prior Subadviser would not be liable to TIA, the Portfolio or to any shareholder for any error of judgment or mistake of law or for any loss suffered by the Portfolio or TIA in connection with the matters set forth in the Prior Agreement.

  The Prior Agreement could be terminated without penalty upon sixty (60) days' written notice by the Board of Directors or by the vote of a majority of the outstanding voting securities of the Portfolio, or upon 60 days' written notice by the Prior Subadviser. Further, the Prior Agreement automatically terminated in the event of its assignment.

  The Prior Subadviser acted as subadviser to the Portfolio from May 29, 1998 to June 30, 2000. The Prior Agreement was last approved by the Board on June 23, 1999 and by the shareholders of the Portfolio on May 20, 1998. A termination agreement was delivered to TIA on June 30, 2000.

The New Agreement

  The New Agreement is substantially similar to the Prior Agreement and includes the identical subadvisory fee of 0.375% of the Portfolio's average daily net assets, calculated daily and paid monthly. The New Agreement, however, will identify SaBAM as the new subadviser and will also have new execution and termination dates.

  The New Agreement will be dated as of the date of its approval by the shareholders. The New Agreement will be in effect for an initial two-year term ending on the second anniversary of its approval and may continue thereafter from year to year only if specifically approved at least annually by the Board of Directors or by the vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio, and, in either event, the vote of a majority of the Independent Directors, cast in person at a meeting called for such purpose.

  SaBAM will bear all expenses (excluding brokerage costs, custodian fees, auditors fees or other expenses to be borne by the Portfolio or the Company) in connection with the performance of its services under the New Agreement.
The Portfolio will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, sub-advisory fees (other than sub-advisory fees paid pursuant to the New Agreement) and administration fees; fees for necessary professional and brokerage services; costs relating to local administration of securities; fees for any pricing service; the costs of regulatory compliance; and pro rata costs associated with maintaining the Company's legal existence and shareholder relations. All other expenses not specifically assumed by SaBAM or by the Manager under the management agreement are borne by the Portfolio or the Company.

Investment Management Policies and Strategies to be Utilized by SaBAM

  At the Board's Meeting on June 28, 2000, Peter Wilby described in detail the strategies and techniques SaBAM would utilize to seek to achieve the Portfolio's investment objectives of high current income and secondarily, capital appreciation. In general, SaBAM will manage the Portfolio in its institutional enhanced core style. This style involves both strategic and tactical asset allocation around an investment grade benchmark. Additionally, a portion of the Portfolio will be allocated to non-benchmark assets to add excess return and diversify risk. Strategic allocations are made based upon long-term assumptions for return, risk and correlation to a target level of downside risk versus the benchmark. Tactical shifts are made around these allocations based upon rolling twelve month return expectations that are reevaluated monthly.

  Asset classes in the Portfolio include: investment grade core fixed income-- treasuries, agencies, corporate bonds and mortgages; below investment grade fixed income (also known as "high yield" securities or "junk bonds"); emerging markets fixed income; and non-U.S. government fixed income--both hedged and unhedged.

Other Information

  Salomon Smith Barney, located at 388 Greenwich Street, New York, New York 10013, serves as the Company's principal underwriter pursuant to a written agreement dated June 5, 2000. For the fiscal year ended October 31, 1999, the Portfolio paid no commissions to Salomon Smith Barney, an "affiliated broker" of the Portfolio as defined in Schedule 14A of the Securities Exchange Act of 1934.

Required Vote

  Approval of the New Agreement requires the affirmative vote of a "majority of the outstanding voting securities," as defined above, of the Portfolio. The Board of Directors of the Company, including the Independent Directors, recommend that the shareholders of the Portfolio vote in favor of this Proposal.

                            ADDITIONAL INFORMATION

Proxy Solicitation

  Proxy solicitations will be made primarily by mail, but proxy solicitations also may be made by telephone, telegraph, other electronic means or personal interviews conducted by officers and employees of the Company; Salomon Smith Barney, the Company's principal underwriter; TIA; Citi Fiduciary Trust Company. ("Citi"), transfer agent of the Company and/or PFPC Global Fund Services ("PFPC"), sub-transfer agent of the Company. Such representatives and employees will not receive additional compensation for solicitation activities. Salomon Smith Barney has retained the services of PFPC to assist in the solicitation of proxies. The aggregate cost of solicitation of the shareholders of the Portfolio is expected to be approximately $15,000. The costs of the proxy solicitation and expenses incurred in connection with the preparation of this Proxy Statement and its enclosures will be borne by the Portfolio. The Portfolio also will reimburse expenses of forwarding solicitation materials to beneficial owners of shares of the Portfolio.

  If the Portfolio records votes by telephone, it will use procedures designed to authenticate shareholders' identities, to allow shareholders to authorize the voting of their shares in accordance with their instructions, and to confirm that their instructions have been properly recorded. Proxies voted by telephone may be revoked at any time before they are voted in the same manner that proxies voted by mail may be revoked.

Proposals of Shareholders

  The Company does not hold regular shareholder meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a shareholder meeting subsequent to the Special Meeting, if any, should send their written proposals to the Secretary of the Company at the address set forth on the cover of this Proxy Statement. Proposals must be received within a reasonable time before the solicitation of proxies for such Special Meeting. The timely submission of a proposal does not guarantee its inclusion.

Shareholders' Request for Special Meeting

  Meetings of shareholders for any purpose may be called by the Directors when requested in writing by shareholders holding at least 25% of the shares then outstanding.

Other Matters To Come Before the Special Meeting

  The Portfolio does not intend to present any other business at the Special Meeting, nor is it aware that any shareholder intends to do so. If, however, any other matters are properly brought before the Special Meeting, the persons named in the accompanying proxy card will vote thereon in accordance with their judgment.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                          By order of the Board of Directors,

                                          Christina T. Sydor
                                          Secretary

                                   EXHIBIT A

                                    FORM OF

                            SUB-ADVISORY AGREEMENT
                          TRAVELERS SERIES FUND INC.
                 Salomon Brothers Global High Yield Portfolio

Salomon Brothers Asset Management Inc.
7 World Trade Center
New York, NY 10048

Dear Ladies/Gentlemen:

  THIS AGREEMENT is made this     day of       , 2000, by and between
Travelers Series Fund Inc. (the "Company"), a corporation organized under the laws of the State of Maryland, on behalf of the Salomon Brothers Global High Yield Portfolio (the "Portfolio"), Travelers Investment Adviser, Inc. (the "Manager") and Salomon Brothers Asset Management Inc. (the "Subadviser").

  WHEREAS, the Company represents that it is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end, diversified management investment company, consisting of multiple series of investment portfolios;

  WHEREAS, the Manager represents that it is registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act") as an investment adviser and engages in the business of acting as an investment adviser;

  WHEREAS, the Subadviser represents that it is registered under the Advisers Act as an investment adviser and engages in the business of acting as an investment adviser;

  WHEREAS, the Company represents that its charter authorizes the Board of Directors of the Company to classify or reclassify authorized but unissued shares of the Company, and as of the date of this Agreement the Company's Board of Directors has authorized the issuance of series of shares representing interests in investment portfolios; and

  WHEREAS, the Manager represents that it has entered into a management agreement dated as of June 2, 1994 with the Company (the "Management Agreement"), pursuant to which the Manager shall act as manager to the Portfolio;

  NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Investment Description; Appointment

  The Company desires to employ its capital relating to the Portfolio by investing and reinvesting in investments of the kind and in accordance with the investment objective(s), policies and limitations specified in the prospectus (the "Prospectus") and the statement of additional information (the "Statement") filed with the Securities and Exchange Commission as part of the Company's Registration Statement on Form N-1A, as amended or supplemented from time to time, and in the manner and to the extent as may from time to time be approved by the Board of Directors of the Company (the "Board"). Copies of the Prospectus and the Statement have been or will be submitted to the Subadviser. The Company agrees promptly to provide copies of all amendments and supplements to the current Prospectus and the Statement to the Subadviser on an on-going basis. Until the Company delivers any such amendment or supplement to the Subadviser, the Subadviser shall be fully protected in relying on the Prospectus and Statement of Additional Information as previously furnished to the Subadviser. The Company employs the Manager as the manager to the Portfolio pursuant to a management agreement dated June 2, 1994 (the "Management Agreement"), and the Company and the Manager desire to employ and hereby appoint the Subadviser to act as the sub-investment adviser to the Portfolio. The Subadviser accepts the appointment and agrees to furnish the services for the compensation set forth below.

2. Services as Subadviser

  Subject to the supervision, direction and approval of the Board of the Company and the Manager, the Subadviser shall conduct a continual program of investment, evaluation and, if appropriate in the view of the Subadviser, sale and reinvestment of the Portfolio's assets. The Subadviser is authorized, in its sole discretion and without prior consultation with the Manager, to: (a) manage the Portfolio's assets in accordance with the Portfolio's investment objective(s) and policies as stated in the Prospectus and the Statement; (b) make investment decisions for the Portfolio; (c) place purchase and sale orders for portfolio transactions on behalf of the Portfolio; and (d) employ professional portfolio managers and securities analysts who provide research services to the Portfolio.

  In addition, (i) the Subadviser shall furnish the Manager daily information concerning portfolio transactions and quarterly and annual reports concerning transactions and performance of the Portfolio in such form as may be mutually agreed upon, and the Subadviser agrees to review the Portfolio and discuss the management of it with the Manager and the Board of Directors of the Company.

  (ii) Unless the Manager gives the Subadviser written instructions to the contrary, the Subadviser shall use its good faith judgment in a manner which it reasonably believes best serves the interests of the Portfolio's shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in which assets of the Portfolio may be invested.

  (iii) The Subadviser shall maintain and preserve such records related to the Portfolio's transactions as required under the Investment Company Act of 1940, as amended (the "1940 Act"). The Manager shall maintain and preserve all books and other records not related to the Portfolio's transactions as required under the 1940 Act. The Subadviser shall timely furnish to the Manager all information relating to the Subadviser's services hereunder reasonably requested by the Manager to keep and preserve the books and records of the Portfolio. The Subadviser agrees that all records which it maintains for the Portfolio are the property of the Company and the Subadviser will surrender promptly to the Company copies of any of such records.

  (iv) The Subadviser shall maintain compliance procedures for the Portfolio that it reasonably believes are adequate to ensure the Portfolio's compliance with (A) the 1940 Act and the rules and regulations promulgated thereunder and
(B) the Portfolio's investment objective(s) and policies as stated in the Prospectus and Statement. The Subadviser shall maintain compliance procedures that it reasonably believes are adequate to ensure its compliance with the Investment Advisers Act of 1940.

  (v) The Subadviser has adopted a written code of ethics that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act, which it will provide to the Company. The Subadviser has policies and procedures regarding the detection and prevention and the misuse of material, nonpublic information by the Subadviser and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988.

3. Brokerage

In selecting brokers or dealers (including, if permitted by applicable law, Salomon Smith Barney Inc. or any other broker or dealer affiliated with the Manager or the Subadviser) to execute transactions on behalf of the Portfolio, the Subadviser will seek the best overall terms available. In assessing the best overall terms available for any transaction, the Subadviser will consider factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the Subadviser is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Portfolio and/or other accounts over which the Subadviser or its affiliates exercise investment discretion. Nothing in this paragraph shall be deemed to prohibit the Subadviser from paying an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker, or dealer would have charged for effecting that transaction, if the Subadviser determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker, or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Portfolio and/or other accounts over which the Subadviser or its affiliates exercise investment discretion.

4. Information Provided to the Company and the Manager

  The Subadviser shall keep the Company and the Manager informed of developments materially affecting the Portfolio's holdings, and shall, on its own initiative, furnish the Company and the Manager from time to time with whatever information the Subadviser believes is appropriate for this purpose.

5. Compensation

  In consideration of the services rendered pursuant to this Agreement, the Manager will pay the Subadviser an annual fee calculated at the rate of 0.375% of the Portfolio's average daily net assets; the fee is calculated daily and paid monthly. The Subadviser shall have no right to obtain compensation directly from the Company for services provided hereunder and agrees to look solely to the Manager for payment of fees due. The fee for the period from the Effective Date (defined below) of the Agreement to the end of the month during which the Effective Date occurs shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Subadviser, the value of the Portfolio's net assets shall be computed at the times and in the manner specified in the Prospectus and/or the Statement.

6. Expenses

  The Subadviser shall bear all expenses (excluding brokerage costs, custodian fees, auditors fees or other expenses to be borne by the Portfolio or the Company) in connection with the performance of its services under this Agreement. The Portfolio will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees, sub-advisory fees (other than sub-advisory fees paid pursuant to this Agreement) and administration fees; fees for necessary professional and brokerage services; costs relating to local administration of securities; fees for any pricing service; the costs of regulatory compliance; and pro rata costs associated with maintaining the Company's legal existence and shareholder relations. All other expenses not specifically assumed by the Subadviser hereunder or by the Manager under the Management Agreement are borne by the Portfolio or the Company.

7. Reduction of Fee

  If in any fiscal year the aggregate expenses of the Portfolio (including fees pursuant to the Management Agreement and any other investment advisory or administration agreement, but excluding interest, taxes, brokerage and extraordinary expenses) exceed the expense limitation of any state having jurisdiction over the Portfolio, the Subadviser shall reduce its fee by the proportion of such excess expense equal to the proportion that its fee hereunder bears to the aggregate of fees paid by the Portfolio for management services in that year, to the extent required by state law. A fee reduction pursuant to this paragraph 7, if any, shall be estimated, reconciled and paid on a monthly basis. The Company confirms that, as of the date of this Agreement, no such expense limitation is applicable to the Portfolio.

8. Standard of Care

  The Subadviser shall exercise its best judgment and shall act in good faith in rendering the services listed in paragraphs 2 and 3 above. The Subadviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Portfolio or the Manager in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Subadviser against any liability to the Manager, the Company or to the shareholders of the Portfolio to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Subadviser's reckless disregard of its obligations and duties under this Agreement.

9. Term of Agreement

  This Agreement shall become effective    , 2000 (the "Effective Date") and
shall continue for an initial two-year term and shall continue thereafter so long as such continuance is specifically approved at least annually as required by the 1940 Act. This Agreement is terminable, without penalty, on 60 days' written notice, by the Board of the Company or by vote of holders of a majority (as defined in the 1940 Act and the rules thereunder) of the outstanding voting securities of the Portfolio, or upon 60 days' written notice, by the Subadviser. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

10. Services to Other Companies or Accounts

  The Company understands that the Subadviser now acts, will continue to act and may act in the future as investment manager or adviser to fiduciary and other managed accounts, and as investment manager or adviser to other investment companies, including any offshore entities, or accounts, and the Company has no objection to the Subadviser's so acting, provided that whenever the Portfolio and one or more other investment companies or accounts managed or advised by the Subadviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company and account. The Company recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Portfolio. In addition, the Company understands that the persons employed by the Subadviser to assist in the performance of the Subadviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Subadviser or any affiliate of the Subadviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

11. Notices

  Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other parties at such address as such other parties may designate for the receipt of such notice. Until further notice to the other parties, it is agreed that the address of each party is as follows:

  (a) To the Company:

    Travelers Series Fund Inc.
    388 Greenwich Street, 22nd Floor
    New York, NY 10013

  (b) To the Manager:

    Travelers Investment Adviser, Inc.
    388 Greenwich Street, 22nd Floor
    New York, NY 10013

  (c) To the Subadviser:

    Salomon Brothers Asset Management Inc.
    7 World Trade Center
    New York, NY 10048

12. Representations

  The Company represents that a copy of the Articles of Incorporation is on file with the Secretary of the State of Maryland.

  Each of the parties hereto represents that the Agreement has been duly authorized, executed and delivered by all required corporate action.

  If the Subadviser is organized as a partnership the Subadviser agrees to notify the Manager and the Company of any changes in the Subadviser's general partners within a reasonable time after such change.

13. Use of Name

  The Company may use the name "Salomon Brothers" only as long as this Agreement or any extension, renewal, or amendment hereof remains in effect. At such times as this Agreement shall no longer be in effect, the Company shall cease to use such a name or any other name indicating that it is advised by or otherwise connected with the Subadviser and shall promptly change its name accordingly. The Company acknowledges that it has adopted the name "Salomon Brothers Global High Yield Portfolio" through permission of the Subadviser, and agrees that the Subadviser reserves to itself and any successor to its business the right to grant the non-exclusive right to use the aforementioned names or any similar names to any other corporation or entity, including but not limited to any investment company of which the Subadviser or any subsidiary or affiliate thereof or any successor to the business of any thereof shall be the investment adviser.

  If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning the enclosed copy of this Agreement.

                                          Very truly yours,

                                          Travelers Series Fund Inc.


                                          By: _________________________________
                                              Name:
                                              Title:

                                          Travelers Investment Adviser, Inc.


                                          By: _________________________________
                                              Name:
                                              Title:

Accepted:

Salomon Brothers Asset
 Management Inc.



By: _________________________________
  Name:
  Title:

EXHIBIT B

FORM OF PROXY CARD

SALOMON BROTHERS GLOBAL HIGH YIELD PORTFOLIO
A SERIES OF TRAVELERS SERIES FUND INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS - SEPTEMBER 25, 2000

The undersigned hereby appoints Heath B. McLendon, Christina T. Sydor and Barbara Allen, and each of them separately, proxies with the power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, at the Special Meeting of Shareholders of the Portfolio indicated above, a series of Travelers Series Fund Inc., on September 25, 2000 at 11:00 a.m. Eastern time, and at any adjournment thereof, all of the shares of the Portfolio which the undersigned would be entitled to vote if personally present. IF THIS PROXY IS SIGNED AND RETURNED WITH NO CHOICES INDICATED, THE SHARES WILL BE VOTED FOR THE APPROVAL OF THE PROPOSAL. This proxy will serve as the voting instruction form by which the undersigned owner of a variable annuity or variable life insurance contract (each, a "Contract") instructs the voting of the Portfolio shares attributable to his or her Contract.


Mark here for address change and note at left.     /   /

PLEASE SIGN, DATE AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, sign in the partnership name.


_____________________________
Signature

Date ______________________, 2000


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE DIRECTORS RECOMMEND VOTING "FOR" THE PROPOSAL. TO VOTE, FILL IN BOX COMPLETELY.

              Please vote by filling in the box below.

							For		Against 	Abstain
							/   /  	/   /      /   /

1. Proposal to approve a new Sub-Advisory Agreement for the Portfolio.

2. IN THE DISCRETION OF SUCH PROXIES, UPON SUCH
OTHER BUSINESS AS MAY PROPERLY COME BEFORE
THE MEETING OR ANY ADJOURNMENT THEREOF.